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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Hughes Supply, Inc. of our report dated March 21, 1997 appearing on page 27 of the Annual Report to Shareholders which is incorporated by reference in the Hughes Supply, Inc. Annual Report on Form 10-K for the year ended January 31, 1997.

/s/  PRICE WATERHOUSE LLP
Price Waterhouse LLP
Orlando, Florida
May 22, 1997